Oasis Petroleum Inc. Announces Extension of the Outside Date for Acquisition of Williston Basin Assets

HOUSTON, Sept. 30, 2021 /PRNewswire/ -- Oasis Petroleum Inc. (NASDAQ: OAS) ("Oasis" or the "Company") announced today that the Company and QEP Energy Company ("QEP"), a wholly-owned subsidiary of Diamondback Energy, Inc., have agreed to extend the outside date for the consummation of the Company's previously announced acquisition of QEP's Williston Basin assets to October 27, 2021. Both Oasis and Diamondback remain committed to the transaction and expect it to close in the next few weeks, timing depending on final government approval. The transaction was valued at $745MM with an effective date of April 1, 2021. Final consideration will be reduced by the $75MM deposit paid in 2Q21 and customary purchase price adjustments related to free cash flow generated from effective date to close.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 ("COVID-19") pandemic on the Company's operations. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition and Permian Basin divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company's business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston and Permian Basins. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.
 CONTACT: Oasis Petroleum Inc.: Danny Brown, Chief Executive Officer; Michael H. Lou, Chief Financial Officer and Executive Vice President; Bob Bakanauskas, Director, Investor Relations, (281) 404-9600, ir@oasispetroleum.com